Exhibit 99.1

California Pizza Kitchen to Announce Fourth Quarter and Fiscal Year 2010 Financial Results on February 10, 2011

LOS ANGELES--(BUSINESS WIRE)--January 27, 2011--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today announced that it will release its fourth quarter and fiscal year 2010 results after the market closes on Thursday, February 10, 2011. The Company will host an investor conference call that same day at 4:30 PM Eastern Time.

The conference call will be broadcast live on the Company’s website at www.cpk.com. To listen to the conference call, please visit the website at least fifteen minutes prior to the start of the call to register and download any necessary audio software. From the menu, select “Investor Relations” and then “Events & Presentations.”

About CPK

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain featuring an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, appetizers, soups, sandwiches and desserts. Of the chain's 267 restaurants, 209 are company-owned and 58 operate under franchise or license agreements. CPK premium pizzas are also available to sports and entertainment fans at three Southern California venues including Dodger Stadium, Angel Stadium of Anaheim and STAPLES Center. Also included in the Company's portfolio of concepts is LA Food Show Grill & Bar, which has locations in Manhattan Beach and Beverly Hills, California. The Company also has a licensing arrangement with Nestlé S.A. to manufacture and distribute a line of California Pizza Kitchen premium frozen products. For more details, visit www.cpk.com.

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000